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                                                                    EXHIBIT 14.4

                   DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

      The following is a summary of material provisions of the Amended and Restated Deposit Agreement (including any exhibits thereto, the "Deposit Agreement"), among IONA, Deutsche Bank Trust Company Americas, as depositary (the "Depositary"), and the registered holders (the "Holders") and beneficial owners (the "Beneficial Owners") from time to time of the American Depositary Receipts ("ADRs"). This summary does not purport to be complete and is qualified in its entirety by reference to the Deposit Agreement. Copies of the Deposit Agreement are available for inspection at the principal office of the Depositary in New York (the "Depositary Office"), which is presently located at 60 Wall Street, New York, New York 10005. Terms used in this prospectus and not otherwise defined shall have the respective meanings set forth in the Deposit Agreement.

AMERICAN DEPOSITARY RECEIPTS

      ADRs evidencing American Depositary Shares ("ADSs") are issuable by the Depositary pursuant to the terms of the Deposit Agreement. Each ADS represents, as of the date hereof, the right to receive one (1) ordinary share deposited under the Deposit Agreement (together with any additional Shares deposited thereunder and all other securities, property and cash received and held thereunder at any time in respect of or in lieu of such deposited ordinary shares, the "Deposited Securities") with the Custodian, currently Bank of Ireland Nominees Ltd. (together with any successor or successors thereto, the "Custodian"). An ADR may evidence any number of ADSs. Only persons in whose names ADRs are registered on the books of the Depositary will be treated by the Depositary and us as holders of ADRs ("Holders").

DEPOSIT, TRANSFER AND WITHDRAWAL

      Subject to the terms and conditions of the Deposit Agreement, the Depositary shall issue ADRs for delivery at the Depositary's Office against delivery or transfer to the Custodian of: (a) our ordinary shares ("Shares") by credit to the account of the Custodian with a clearing agent or as the Custodian may otherwise specify; or (b) other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs"). In connection with any such deposit, the Depositary or the Custodian may require a written order from the person making such deposit specifying the person or persons in whose name the ADRs are to be issued. Every deposit of Shares shall be accompanied by the following: (A) (i) in the case of Shares issued in certificated form, such Shares or the certificates representing such Shares and an executed instrument of transfer thereof in favour of such person as the Custodian may direct and (ii) in the case of Shares delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred, (B) such certifications and payments (including, without limitation, any applicable taxes and governmental charges and the Depositary's fees, and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary, Custodian or any clearing agent, as the case may be, in accordance with the provisions of the Deposit Agreement, (C) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon
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the written order of, the person or persons stated in such order an ADR or ADRs for the number of ADSs representing the Shares so deposited, (D) evidence satisfactory to the Depositary (which may include an opinion of counsel reasonably satisfactory to the Depositary provided at the cost of the person seeking to deposit Shares) that all conditions to such deposit have been met and all necessary approvals have been granted by, and there has been compliance with the rules and regulations of, any applicable governmental agency in Ireland, and
(E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee. No Share shall be accepted for deposit unless accompanied by confirmation or such additional evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Ireland and any necessary approval has been granted by any governmental body in Ireland, if any, which is then performing the function of the regulator of currency exchange.

      Every person depositing Shares under the Deposit Agreement is deemed to represent and warrant that such Shares are (i) duly authorized, validly issued and outstanding, fully paid, nonassessable and were legally obtained, (ii) were not acquired in violation of any pre-emptive rights, (iii) that the person making such deposit is duly authorised to do so, (iv) free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) have not been stripped of any rights or entitlements, and (vi) that such Shares
(a) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act and may be offered or sold in the United States in transactions that are exempt from registration under the Securities Act or (b) have been registered under the Securities Act. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs.

      Deposited Securities shall be held by the Custodian for and to the order of the Depositary on behalf of the Holders and the Beneficial Owners. Shares and other Deposited Securities eligible for deposit with a clearing agent shall be held by the Custodian at its account at the clearing agent or Agents selected by it. Deposited Securities may be delivered by the Depositary or the Custodian to any person only under the circumstances expressly contemplated in the Deposit Agreement.

      Upon surrender, at the Depositary Office, of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of
(i) the fees and charges of the Depositary for the making of withdrawals of Deposited Securities and cancellation of ADRs and (ii) all applicable taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the Deposit Agreement, the Holder of such ADSs shall be entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the ADSs so surrendered. ADSs may be surrendered for the purpose of


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withdrawing Deposited Securities by delivery of an ADR evidencing such ADSs (if held in certificated form) or by book-entry delivery of such ADSs to the Depositary. At the request, risk and expense of any Holder so surrendering an ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such ADR to the Depositary for delivery at the Depositary Office, and for further delivery to such Holder. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. Upon receipt by the Depositary, the Depositary may make delivery to such person or persons entitled thereto at the Depositary Office of any dividends or cash distributions with respect to the Deposited Securities represented by such ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

      Subject to the terms and conditions of the Deposit Agreement, the Depositary shall, upon surrender of an ADR or ADRs in form satisfactory to the Depositary at the Depositary's Office (a) for the purpose of transfer, if such ADRs are accompanied by such instruments of transfer as the Depositary may require and are stamped as may be required by law, register the transfer of such ADRs and execute and deliver new ADRs to or upon the order of the person entitled thereto; and (b) for the purpose of effecting a split-up or combination, execute and deliver a new ADR or ADRs in such denominations as may be requested, evidencing the same aggregate number of ADRs as the ADRs surrendered.

      As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADR, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of the ADR of a sum sufficient to reimburse it for any tax or other governmental charge, including any applicable Irish stamp duty, and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by the Deposit Agreement and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of Deposited Securities and (B) such reasonable regulations as the Depositary may establish consistent with the provisions of this Agreement and applicable law.

      DISTRIBUTIONS ON DEPOSITED SECURITIES

      Cash. Subject to the terms and conditions of the Deposit Agreement, whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the


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Depositary be converted on a practicable basis into U.S. Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into U.S. Dollars and will distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders of record as of the ADS Record Date in proportion to the number of ADSs held by such Holders respectively as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing pursuant to the Deposit Agreement and shall not be subject to escheatment. If the Custodian, the Depositary or IONA are required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Custodian, the Depositary or us to the relevant governmental authority. We shall forward evidence of payment thereof by us to the Depositary upon request. The Depositary will forward to us or our agent such information from its records as we may reasonably request to enable us or our agent to file necessary reports with governmental agencies, such reports necessary to obtain benefits under the applicable tax treaties for the holders and Beneficial Owners of ADRs.

      Ordinary Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, we shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date and pursuant to the Deposit Agreement, either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of ADRs held as of the ADS Record Date, additional ADRs evidencing ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADRs are not so distributed, each ADR issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the proceeds pursuant to the terms of the Deposit Agreement. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from us that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act. To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale


                                      -4-
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(after deduction of applicable (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto pursuant to the terms of the Deposit Agreement.

      Elective Distributions. Whenever we intend to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, we shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders. Upon receipt of notice indicating that we desire such elective distribution to be made available to Holders, the Depositary shall consult with us to determine, and we shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders. The Depositary shall make such elective distribution available to Holders only if (i) we timely requested that the elective distribution is available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation pursuant to the terms of the Deposit Agreement. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law and pursuant to the terms of the Deposit Agreement, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. We shall assist the Depositary in establishing such procedures to the extent necessary. All distributions will be made pursuant to the terms of the Deposit Agreement. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

      Distribution to ADS Holders. Whenever we intend to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, we shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders. Upon receipt of a notice indicating that we wish such rights to be made available to Holders, the Depositary shall consult with us to determine, and we shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) we timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation pursuant to the terms of the Deposit Agreement, and
(iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable. In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights or, if timing or market conditions may not permit, do nothing thereby allowing such rights to lapse. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date and establish procedures (x) to distribute such rights (by means of warrants or otherwise) and
(y) to enable the Holders to exercise the rights (upon payment of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges). Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs).


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      Sale of Rights. If (i) we do not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation pursuant to the terms of the Deposit Agreement or determines it is not lawful or reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper. We shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) pursuant to the terms of the Deposit Agreement.

      Lapse of Rights. If the Depositary is unable to make any rights available to Holders pursuant to the terms set forth in the Deposit Agreement or to arrange for the sale of the rights pursuant to the terms of the Deposit Agreement, the Depositary shall allow such rights to lapse.

      If registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for us to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect or (ii) unless we furnish to the Depositary, at the Depositary's written request and our expense, opinion(s) of counsel satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Depositary, the Custodian or IONA shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate us to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS TO PURCHASE SHARES

      Whenever we intend to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, we shall give notice to the Depositary at least 30 days prior to the proposed distribution and shall indicate whether or not it wishes such


                                      -6-
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distribution to be made to Holders. Upon receipt of a notice indicating that we wish such distribution be made to Holders, the Depositary shall determine whether such distribution to Holders is lawful and practicable. The Depositary shall not make such distribution unless (i) we shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation pursuant to the terms of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

      Upon receipt of satisfactory documentation and our request to distribute property to Holders, the Depositary may distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADRs held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes and other governmental charges withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

      If (i) we do not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation pursuant to the terms of the Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable or feasible, the Depositary shall endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the net proceeds, if any, of such sale received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Holders and Beneficial Owners shall have no rights thereto or arising therefrom.

DISCLOSURE OF INTERESTS

Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, from time to time to provide to the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities or other information; to execute such certifications and to make such representations and warranties, and to provide such other information and documentation as the Depositary may deem necessary or proper or as we may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. Each Holder and Beneficial Owner agrees to provide such information as may requested by the Depositary or us pursuant to law.


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RECORD DATES

      Whenever necessary in connection with any distribution, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of or solicitation of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (the "ADS Record Date"), as close as practicable to the record date fixed by us with respect to the Shares, for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS.

VOTING OF DEPOSITED SECURITIES

      As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if we request in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided no U.S. legal prohibitions exist, which may in the reasonable discretion of the Depositary be supported by an opinion of counsel with respect to U.S. law in a form and substance acceptable to the Depositary, distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given, to the Depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Shares or other Deposited Securities. Upon the timely receipt of written instructions of a Holder of ADSs on the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, our Articles of Association and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities (in person or by proxy) represented by ADSs evidenced by such Receipt in accordance with such voting instructions.

      Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders or deemed instructions. For all Shares or other Deposited Securities represented by ADSs for which no specific voting instructions are received by the Depositary in a timely fashion, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by us with respect


                                      -8-
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to such Shares or other Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by us to vote such Deposited Securities, provided that no such instruction shall be given with respect to any matter as to which we inform the Depositary that (we do not wish such proxy given, (y) substantial solicitation of proxies in opposition exists or (z) such matter materially and adversely affects the rights of holders of such Shares or other Deposited Securities. The Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities.

INSPECTION OF TRANSFER BOOKS

      To the extent permitted by applicable law, we shall have the right to inspect the Register and the transfer records of the Depositary to supply copies of such records as we may reasonably request. The Depositary shall, to the extent permitted by applicable law, furnish to us, promptly upon the receipt of our written request, a list of the names and addresses of, and holdings of ADSs by, all Holders. The Depositary shall provide us copies, promptly upon receipt of our written request, of any information received by the Depositary pursuant to the terms of the Deposit Agreement unless such disclosure is prohibited by applicable law.

REPORTS AND OTHER COMMUNICATIONS

      The Deposit Agreement, our Articles of Association, and written communications from us that are received by the Custodian or the Depositary pursuant to the certain provisions of the Deposit Agreement, are available for inspection by Holders at the Depositary's Office and the office of the Custodian during normal business hours on any business day. We are subject to the periodic reporting requirements of the Securities Exchange Act and accordingly files certain reports with the Commission. Such reports and documents may be inspected and copied at the public reference facilities maintained by the Commission located at the Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

      The ADRs and the Deposit Agreement may be amended us and the Depositary without consent of the Holders, provided that any amendment that imposes or increases any fees or charge, or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any ADR, to consent and agree to such amendment and to be bound by the ADRs and the Deposit Agreement as amended thereby.

      The Depositary shall, at our written direction, terminate the Deposit Agreement and the ADRs by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, after giving notice to the Holders at any time 45 days or more after the Depositary shall have delivered to us its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment before the end of such 45 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Deposit


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
Agreement and the ADRs, except to advise Holders to such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities. As soon as practicable after the expiration of one year from the date so fixed for termination, the Depositary shall, to the extent practicable, sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash and its indemnification obligations to us. After the date so fixed for termination, we shall be discharged from all obligations under the Agreement except for its indemnification and payment obligations to the Depositary.

CHARGES OF DEPOSITARY

      The Depositary shall charge (i) to any person to whom ADSs are issued upon the deposit of Shares or to any person to whom a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash), a fee not in excess of U.S.$5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Agreement to be determined by the Depositary; (ii) to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities including, inter alia, cash distributions made pursuant to a cancellation or withdrawal, a fee not in excess of U.S.$5.00 per 100 ADSs (or fraction thereof) so surrendered; (iii) to any Holder of ADSs, a fee not in excess of U.S.$2.00 per 100 ADS held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal; (iv) to any Holder of ADSs, a fee not in the excess of U.S.$5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights.

      In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges: (i) taxes (including applicable interest and penalties) and other governmental charges;
(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively; (iii) such cable, telex , facsimile and electronic transmission and delivery expenses as are expressly provided in the Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs; (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency; (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable; and (vii) any additional fees, charges, costs or expenses that may be incurred by the Depositary or its agents, or the Custodian, or its agents from time to time. Any other charges and

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expenses of the Depositary under the Agreement will be paid by us upon agreement between the Depositary and us.

LIABILITY OF HOLDERS FOR TAXES

      If any present or future tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any ADR or any Deposited Securities or ADSs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary and such Holders and Beneficial Owners shall be deemed liable therefor. The Custodian, the Depositary and/or IONA may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Holder and the Beneficial Owner remaining fully liable for any deficiency. In addition to any other remedies available to it, the Depositary and the Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received. To the maximum extent permitted by applicable law, every Holder and Beneficial Owner agrees to indemnify the Depositary, the Custodian and IONA and each of their respective agents, officers, directors, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

GENERAL LIMITATIONS

      The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on our behalf in connection with the rights distribution.

      The Depositary and IONA and our respective agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or any Receipts to any Holder(s) or Beneficial Owner(s) or other persons, except as otherwise provided in the Deposit Agreement, provided, that the Depositary and IONA and our respective agents agree to perform their respective obligations specifically set forth in the Deposit Agreement or the applicable ADRs without gross negligence or willful misconduct. Without limitation of the foregoing, neither the Depositary, nor IONA, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

      The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effects of any vote. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by us for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from us, or for any action or non-action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

GOVERNING LAW

      The Deposit Agreement is governed by and shall be construed in accordance with the laws of the State of New York.